AMENDMENT NO. 1

TO THE AMENDED AND RESTATED SUBADVISORY AGREEMENT

This Amendment No. 1 (the “Amendment”), made and entered into as of June 12, 2019, is made a part of the Amended and Restated Subadvisory Agreement between Columbia Management Investment Advisers, LLC, a Minnesota limited liability company (“Investment Manager”) and AQR Capital Management, LLC, a Delaware limited liability company (“Subadviser”), dated December 13, 2018 (the “Agreement”).

WHEREAS, Investment Manager desires to retain Subadviser to provide investment advisory services to an additional mutual fund, Columbia Alternative Beta Fund, to be known as Columbia Multi Strategy Alternatives Fund (the Fund), and Subadviser is willing to render such investment advisory services; and

WHEREAS, Investment Manager and Subadviser desire to amend the Agreement, including Schedule A thereto, to add, effective September 24, 2019, Columbia Alternative Beta Fund, to be known as Columbia Multi Strategy Alternatives Fund, as a “Fund” covered by the Agreement.

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1.	Inclusion of additional Fund. All references to the “Fund” in the Agreement shall mean, and hereby do mean, each “Fund” identified on the amended Schedule A attached to this Amendment.

Schedule A. Schedule A to the Agreement shall be, and hereby is, deleted and replaced with the Schedule A attached hereto.

2.

Miscellaneous. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement. This Amendment may be executed in counterparts, each of which will be deemed an original and all of which together will be deemed to be one and the same agreement. As modified herein, the Agreement is confirmed and remains in full force and effect.

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PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS ACCOUNT DOCUMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the day and year first above written.

Columbia Management Investment Advisers, LLC		AQR Capital Management, LLC

By:	/s/ David Weiss	By:	/s/ Nicole DonVito
	Signature		Signature

Name:	David Weiss	Name:	Nicole DonVito
	Printed		Printed

Senior Counsel & Head of
Title:	Assistant Secretary	Title:	Registered Products

AMENDMENT NO. 1

TO THE AMENDED AND RESTATED SUBADVISORY AGREEMENT

SCHEDULE A

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